UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2014

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After 31 years of service to Edward Jones and its clients, on July 7, 2014, Brett Campbell, 55, general partner of The Jones Financial Companies, L.L.L.P. (the “Partnership”), member of the Partnership’s Executive, Management, and Audit Committees, and principal responsible for Edward Jones’ Client Strategies Group, announced his intention to retire effective December 31, 2014. Mr. Campbell joined Edward Jones in 1984, establishing an office in Lebanon, Indiana, and becoming a very successful financial advisor. In 1993, he was named a principal of Edward Jones and moved to the St. Louis home office where he spent several years developing new financial advisors. In 1998, Mr. Campbell assumed responsibility for the training of all new and experienced financial advisors. Four years later, he assumed additional responsibility for Financial Advisor Development, which oversees the performance of Edward Jones’ financial advisors. Since 2007 Mr. Campbell has been responsible for Edward Jones’ Client Strategies Group, which encompasses all of the firm’s products and services, as well as the Research department, Investment Banking, Marketing division, and Solutions, which supports branch teams.

In light of Mr. Campbell’s pending retirement, effective July 7, 2014, the Partnership’s Managing Partner, Jim Weddle, has appointed general partner Penny Pennington, 50, as a member of the firm’s Executive Committee. Ms. Pennington will continue to serve as a member of the firm’s Management Committee and will also transition over the second half of 2014 into Mr. Campbell’s current role as principal of Edward Jones’ Client Strategies Group. Ms. Pennington joined Edward Jones as a financial advisor in 2000, serving in many regional capacities, including as a mentor and field trainer, a mentor trainer, and a growth leader. In 2005, she was named a principal of Edward Jones and moved to the St. Louis home office to join the New Financial Advisor Training Department. In 2007, Mrs. Pennington accepted an expanded leadership role within Financial Advisor Training and assumed responsibility for New Financial Advisor Training and Segment 1 Training in the United States. In 2008, she took over leadership of the newly created Branch Office Administrator Development area, and in 2011 she assumed responsibility for Branch and Region Development.

The Partnership’s Managing Partner, Jim Weddle, has also appointed general partner Ken Cella, 45, as a member of the firm’s Executive Committee effective July 7, 2014. Mr. Cella will continue to serve as a member of the firm’s Management Committee and will also serve as principal with overall responsibility for Financial Advisor Talent Acquisition, Financial Advisor Training, BOA Talent Acquisition & Performance, and Financial Advisor Career Development. Mr. Cella joined Edward Jones in 1990 as an intern and became licensed as a financial advisor in 1993. In 2002, he was named a principal of Edward Jones and assumed leadership of the Edward Jones Trust Company. In 2008, Mr. Cella took responsibility for mutual funds, insurance, banking, and advisory products in the Client Strategies Group. In 2012, he assumed overall responsibility for Branch Training.

The Partnership is not aware of any transaction involving Ms. Pennington or Mr. Cella that requires disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between either Ms. Pennington or Mr. Cella and any executive officer of the Company.

Certain statements in this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws. The Partnership intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements are subject to risks, uncertainties, and other factors that could affect the ultimate timing and implementation of the management changes described herein. Many of these risks, uncertainties, and factors are beyond the Partnership’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Partnership does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: July 7, 2014	By:	/s/ Kevin D. Bastien
		Name:	Kevin D. Bastien
		Title:	Chief Financial Officer